                                                                   EXHIBIT 10.67


           THIS AGREEMENT made as of the 24th day of September, 1999.

BETWEEN:

                                    JPE, INC.

                                   ("JPE US")

                                      -and-

                               BANK OF NOVA SCOTIA

                                  (the "Bank")

WHERAS:

1. JPE US is the beneficial owner of all of the issued and outstanding shares of JPE Canada Inc. ("JPE Canada").

2. JPE Canada is indebted or otherwise liable to the Bank (all such liabilities and indebtedness and outstandings as of the Closing Date, the "JPE Canada Debt").

3. As part of the security for payment of the JPE Canada Debt to the Bank, the Bank holds certain security including:

         (a) a guarantee by JPE US dated February 4, 1997 of payment of the JPE Canada Debt (the "JPE Guarantee") up to a certain maximum amount which exceeds the JPE Canada Debt;

         (b) a general assignment of book debts of JPE Canada dated December 20, 1996;

         (c) an intellectual property security agreement dated December 20, 1996 made by JPE Canada, JPE US and the Bank (the "IP Security Agreement").

4. The Bank has demanded payment of the JPE Canada Debt from JPE Canada and has demanded payment of the JPE Canada debt from JPE US under the JPE Guarantee.

5. Plastic Trim, Inc., a wholly-owned subsidiary of JPE US, is indebted or otherwise liable to JPE Canada in the amount of U.S. $252,583.32 (the "Plastic Trim - JPE Canada Debt") and JPE Canada is indebted or otherwise liable to Plastic Trim, Inc. in the amount of U.S. $49,227.79 (the "JPE Canada - Plastic Trim Debt").

6. The Bank and JPE US have agreed to enter into this Agreement to settle the terms under which the Bank will release JPE US from its obligations to the Bank under the JPE Guarantee.

7. Pursuant to the provisions of the Bankruptcy and Insolvency Act (Canada), on February 8, 1999, JPE Canada made an assignment for the general benefit of its creditors (the "Assignment").

8.       Plastic Trim, Inc. is in bankruptcy to the United States Bankruptcy
         Code.

NOW THEREFORE, For value, the parties agree as follows:

1. The Bank hereby agrees that upon delivery to the Bank on or before October 25, 1999 (the "Closing Date") of each of the following, JPE US shall thereupon be released and forever discharged from all actions, proceedings, accounts, debts, sums of money, obligations, claims and demands, which the Bank now has or may hereafter have against JPE US in respect of JPE US's obligations to the Bank under the JPE Guarantee:
         (a)      a certified cheque payable to the Bank in the amount of Cdn.
                  $86,000;

         (b) a certified cheque payable to the Bank in the amount of Cdn. $92,730.17 in settlement of the Plastic Trim - JPE Canada Debt and the JPE Canada - Plastic Trim Debt;

         (c) an assignments and transfer to the Bank of all royalties payable by Ventra Group Inc. to JPE US under a Licence Agreement dated December 20, 1996 made by JPE US as Licensor in favour of JPE Canada as Licensee relating to certain moulds and patents (a copy of which Licence Agreement is attached hereto as Exhibit "A")(the "Licence Agreement"), all in a form attached hereto as Exhibit "B" and in respect of which all persons having an interest in such mould and patents shall have released such interest;

         (d) a release by Plastic Trim, inc. in favour of JPE Canada of the JPE Canada - Plastic Trim Debt in a form attached hereto as Exhibit "C".

2.       JPE US represents and warrants to the Bank as follows:

         (a) that the authorized capital of JPE Canada Inc. consists of an unlimited number of common shares of which 100 common shares (and no more) have been duly issued and are outstanding as fully paid and non-assessable (the "JPE Canada Shares");

         (b) that no person, firm or corporation has any agreement or option or any right or privilege capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any shares or other securities of JPE Canada (where in this paragraph the words "shares or other securities of JPE Canada" means for greater certainty shares or other securities in the capital of only JPE Canada and not in the capital of JPE US);

         (c) that JPE US is the beneficial owner of record of the JPE Canada Shares with good and marketable title thereto, free and clear of all encumbrances and, without limiting the generality of the foregoing, none of the JPE Canada Shares is subject to any voting trust, shareholder agreement or voting agreement and no person other than the Bank has any written or oral agreement or option or right or privilege for the purchase or acquisition from JPE US of any of the JPE Canada Shares, and upon completion of the assignment and transfer contemplated herein, all of the JPE Canada Shares will be owned by the transferee hereof as the beneficial owner of record, with good and marketable title thereto;

         (d) that prior to the Assignment, the only indebtedness or obligations of JPE Canada outstanding to JPE US or to and companies in which JPE US has an ownership interest, or to which JPE US is related, were the following:

                  (i) the indebtedness and obligations of JPE Canada under the Licence Agreement; and

                  (ii)     the JPE Canada - Plastic Trim Debt; and

         (e) that subsequent to the Assignment there is no indebtedness of, and there are no obligations of, JPE Canada outstanding to JPE US or to any companies in which JPE US has an ownership interest, or to which JPE US is related.

3. JPE US agrees upon the request of the Bank at any time, to assign to a third party to be identified by the Bank (the "Transferee"):

         (a) the JPE Canada Shares and to deliver therewith all of the share certificates evidencing the same duly endorsed in blank and the corporate books and records relating to JPE Canada; and

         (b) all obligations and amounts due by JPE Canada to JPE US and to all JPE US's related entities referred to in paragraph 2(d) hereof (the "Related Debt").

         JPE US agrees that the form of the assignment shall be substantially in the form attached hereto as Exhibit "D":. JPE US further agrees to arrange for or cause the transfer and assignment of the foregoing if it can not do the foregoing directly.

4. JPE US appoints any Vice-President from time to time of the Bank as its attorney, or, his failing, a person to be designated by the Bank from time to time, with full and irrevocable power and authority to perform all acts and do all things for and on behalf of JPE US as such attorney may deem necessary or desirable to assign and transfer the JPE Canada Shares and said corporate books and records and the Related Debt to the Transferee. The Bank agrees to provide reasonable detail to JPE US from time to time of any acts performed or things done by the attorney in his capacity as attorney as aforesaid.

5. JPE US acknowledges and agrees that the release referred to in paragraph 1 hereof shall not extend to release JPE US from its obligations to the Bank under and pursuant to this Agreement.

6. In consideration of JPE US being released hereunder and effective as of the Closing Date, JPE US hereby releases and forever discharges the Bank and its officers, directors, employees, agents and representatives (collectively the "Releasees") of and from all actions, proceedings, accounts, claims and demands whatsoever which JPE US now has or may hereafter have against the Releasees in respect of all matters in connection with JPE Canada, the JPE Canada Shares, the JPE Guarantee, the Licence Agreement or any other matters or things relating thereto.

7. The parties hereto undertake and agree with each other to execute and deliver such other documents, papers, matters and assurances as the other party may reasonably require or request in connection with this Agreement for the purposes of the more effectual carrying out of the Agreement. All reasonable expenses in connection with such further documents, papers, matters and assurances shall be borne by the party requesting the same.

8. This agreement shall be binding on the successors and assignees of the parties hereto and shall be governed in all respects by the laws of the Province of Ontario, and JPE US hereby attorns to the jurisdiction of the courts of Ontario. This Agreement may be signed in counter part which taken together shall form one and the same agreement. The parties agree that signed facsimile documents shall be as binding as originals. Parties signing by facsimile undertake to promptly forward original copies to the other party.

                  IN WITNESS OF WHICH, the parties have executed this Agreement under the hands of officers authorized to bind the parties.


                           JPE, INC.

                           By: /s/ J.E. Blake
                               ------------------
                           Name:  J.E. Blake
                           Title: Vice President and Chief Financial Officer

                           THE BANK OF NOVA SCOTIA

                           By: /s/ Pat Galluzzo
                           ----------------------
                           Name:  Pat Galluzzo
                           Title: Manager

                                LICENSE AGREEMENT


         This License Agreement dated this 20th day of December, 1996 (the "License") is made by and between JPE, Inc., a Michigan corporation, ("Licensor") and JPE Canada Inc., an Ontario corporation formerly known as 1203462 Ontario Inc., ("Licensee").

         WHEREAS, Licensor is the owner of certain patents and patent applications identified on Schedule A attached hereto and, along with any patents that may have been or will be granted thereon (collectively referred to herein as the "Patents"); and

         WHEREAS, Licensee desires to be licensed under the Patents and Licensor is willing to grant such a license;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

         1. Grant of License. Licensor hereby grants unto Licensee the irrevocable, nonexclusive right and license to make, have made, use and sell throughout the United States, its territories and possessions, Canada and Mexico, molded parts (the "Parts") using the plastic injection molding process that falls within the scope of one or more claims of the Patents.

         2. Royalty: Mandatory Minimum. Licensee agrees to pay Licensor royalties equal to three percent (3%) of the net selling price of all Parts sold by or on behalf of Licensee with a annual minimum royalty, regardless of sales levels of Parts, of CDN $100,000, payable CDN$25,000 quarterly. The term "net selling price" means the invoice price less quantity and cash discounts thereon actually allowed and less sales, use and other similar taxes and any transportation or delivery charges borne by Licensee. Except as otherwise provided above, no royalty shall be due on Parts which are not accepted by the customer and when royalties shall have been paid on such Parts, they shall be credited against any future royalties to be paid hereunder.

         3. Reports: Time of Royalty Payments. Within fifteen (15) days of the end of each calendar quarter, Licensee shall render a written report to Licensor setting forth the total net sales by Licensee of the Parts during such quarter along with the payment to Licensor of the royalty amount due thereon. Licensee agrees to make and keep full and accurate books and records showing the sales of Parts sold under the License in sufficient detail to enable royalties payable hereunder to be determined, and further agrees that Licensor and its representatives shall be permitted to inspect such books and records from time to time, during regular business hours, as contain any data material to the computation of royalties hereunder, and to make copies thereof to the extent necessary to verify the royalty reports and payments provided by this License.

         4. Enforcement of Licensed Patents. It is mutually understood and agreed that Licensee shall have the right to call to the attention of Licensor any infringement of the patent rights set forth in Schedule A hereof, which infringement, if continued, might affect the rights of Licensee herein, and if after giving notice to Licensor, Licensor does not file suit or cause such alleged infringement to cease within a period of six (6) months from the date of such notice, then Licensor agrees to grant Licensee the right to sue in its own name, at its own expense and for its own benefit, any such infringer under any of the patents listed or included in Schedule A.

         5. Improvements by Licensee: Assignment to Licensor. Licensee agrees to disclose promptly to Licensor any improvements owned or acquired by Licensee. Licensee further agrees that any such improvements shall be the property of, and properly assigned to, Licensor, who may make, or have made for it, use and sell, including the right to sublicense, such improvement without restriction, and Licensee shall retain a perpetual nonexclusive royalty-free right to make, use and sell Parts using such improvements. Licensee also agrees, whenever requested to do so by Licensor and at Licensor's cost and expense, to execute any and all documents and to take any and all action which may be necessary or appropriate to assign and transfer to Licensee all the right, title and interest in and to such improvements.

         6. Option to Purchase Patents. In the event Licensor sells substantially all of the assets of, or all of the common stock of, Licensee to an unrelated third party, Licensee shall have the option to purchase the Patents and all then existing claims for infringement thereof, at the greater of (i) the book value of the Patents then on Licensor's books and (ii) the fair market value of the Patents. In the event Licensee exercises such option, Licensee shall grant to Licensor a perpetual, irrevocable, royalty-free, nonexclusive license to make, use and sell Parts.

         7. Duration. This License granted herein shall continue until the expiration of the last expiring Patent or any additions thereto as covered in Schedule A hereof, it being understood that Schedule A shall be considered as amended from time to time by the addition thereto of any further applications or divisions of applications covering improvements developed by either Licensor or Licensee as to the subject matter contained in the Patents, and Licensor hereby agrees that such new applications or divisions thereof shall automatically be included in the License.

         8. Termination. The parties agree that the failure of Licensee to make and render any statement or to make any payment as required by this License shall give Licensor the right to cancel this License by giving Licensee thirty
(30) days' notice in writing of its election to do so, provided, however, if within thirty (30) days after delivery of any such notice Licensee shall have cured its default, then this License shall remain in force the same as if no breach or default had occurred on the part of Licensee.

         9. Succession. This License shall be binding upon and shall inure to the benefit of the respective successors of the parties hereto, provided that, the License or any rights granted hereunder may not be assigned, transferred, conveyed, or encumbered by Licensee, except with the written consent of Licensor and any attempt to so transfer shall be voided and not merely voidable.

         10. Entire Agreement. This agreement constitutes the entire agreement between the parties hereto relating to the specific subject matter hereof. There are no terms, obligations, covenants, representations, or conditions other than those contained herein. No variation or modification of this agreement or waiver of any of the terms or provisions hereof shall be deemed valid unless in writing and signed by both parties hereto.

         11. Governing Law. This License shall be construed under and governed by the laws of the State of Michigan, United States of America, and the parties hereby submit to the jurisdiction of the courts of that state.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in duplicate by their duly authorized representatives as of the day and year first above written.

JPE, INC                                         JPE CANADA, INC.


By: /s/                                          By: /s/
Title: Vice President                            Title: Secretary

                                  SCHEDULE "A"


                                 LETTERS PATENT

Patent No.                 Date                      Patentee                   Title
----------                 ----                      --------                   -----

5,484,278                  01/16/96                   Karl Berdan               Blow-Out Vent Valve

5,511,967                  04/30/96                   Karl Berdan               Self-Contained  Gas Injector


         PATENTS & PATENT APPLICATIONS IN COUNTRIES FOREIGN TO THE U.S.


Country                    Patent/Appln No.           Date                      Title
-------                    ----------------           ----                      -----

Brazil                     PI9500620-6                02/13/95                  Blow-Out Vent Valve
Canada                     2,141.697                  02/02/95                            "
France                     9501573                    02/10/95                            "
Germany                    19504339.1                 02/10/95                            "
Japan                      25061/95                   02/14/95                            "
Mexico                     950931                     02/14/95                            "
United Kingdom             9502566.4                  02/10/95                            "

Brazil                     PI9500621.-4               02/13/95                  Self Contained Gas Injector Nozzle
Canada                     2,141,698                  02/02/95                            "
France                     9501572                    02/10/95                            "
Germany                    19504409.6                 02/10/95                            "
Japan                      25544/95                   02/14/95                            "
Mexico                     950932                     02/14/95                            "
United Kingdom             9502561.5                  02/10/95                            "

                                   EXHIBIT "B"

                                   ASSIGNMENT

TO:         The Bank of Nova Scotia (the "Bank")

AND TO: Ventra Group Inc. and all assignees from Ventra Group Inc. (collectively "Ventra")

RE: Licence Agreement dated December 20, 1996 made by JPE, Inc. as Licensor in favor of JPE Canada Inc. as Licencee relating to certain molds and patents, a copy of which is attached hereto as Exhibit "A" (the "Licence Agreement")


The undersigned, JPE, Inc. ("JPE US") hereby refers to:

1.       The Licence Agreement.

2. All right, title and interest of JPE US in and to all payments and amounts now or hereafter due to US under or pursuant to the Licence Agreement (the "Licence Amounts").

The undersigned, for value, hereby:

1.       Transfers and assigns absolutely to the Bank all of the Licence Amounts

2. Gives notice to Ventra, which notice shall be irrevocable without the accompanying written consent of the Bank, to pay all Licence Amounts to the Bank and not to JPE US.

3. Authorizes the Bank to take whatever actions, including court proceedings, the Bank deems necessary or advisable including action and proceedings in the name of JPE US to enforce payment to the Bank of all Licence Amounts.

4. Agrees to execute and deliver such other documents, papers, matters and assurances as the Bank may reasonably require or request in connection with this Assignment for the purposes of the more effectual carrying out of this Assignment provided that all reasonable expenses in connection with such further documents, papers and assurances shall be borne by the Bank.

5. Agrees that payment by Ventura to the Bank of the Licence Amounts as they become due shall release Ventura to the extent of such payment from its obligations to pay the Licence Amounts to JPE US.

6. Agrees that Ventura may rely on this document as entitling and requiring Ventura to pay all Licence Amounts to the Bank.

7. Agrees that the Licence Agreement is in full force and effect and acknowledges and agrees to the transfer of the Licence Agreement under the Assignment dated February 8, 1999 by the Bank of Ventra.

         Dated this 21st day of October, 1999.

                             JPE, INC.




                             By: /s/ J.E. Blake
                                 ------------------
                             Name:  J.E. Blake
                             Title: Vice President and Chief Financial Office

                             (I have authority to bind the Corporation)

TO:      JPE, Inc.

For value, the Bank:

     (a) agrees with JPE US to provide reasonable detail to JPE US from time to time of any action or proceedings taken by the Bank in the name of JPE US under the provisions of paragraph 3 above; and

     (b) agrees that as against the Bank, nothing in the foregoing Assignment shall adversely affect any right JPE US has, at the sole expense of JPE US, to intervene in any proceedings that challenge the enforceability or validity of the rights of JPE US to the moulds or patents described in the License Agreement.

     Dated this 20th day of October, 1999.

                                             THE BANK OF NOVA SCOTIA


                                             By: /s/ P. Galluzzo
                                             -------------------
                                             Name:  P. Galluzzo
                                             Title: Manager

                                   EXHIBIT "C"

TO: JPE Canada Inc. ("JPE Canada")


For value, the undersigned Plastic Trim, Inc., hereby releases and forever discharges JPE Canada and its officers, directors, employees, agents and representatives (collectively the "Releasees") of and from all actions, proceedings, accounts, claims and demands whatsoever which the undersigned now has or may hereafter have against the Releasees in respect of all matters in connection with JPE Canada or any other matters or things related thereto.

         Dated the 21st day of October, 1999.

                           PLASTIC TRIM, INC.


                           By: /s/ J.E. Blake
                               ------------------
                           Name:  J.E. Blake
                           Title: Vice President and Chief Financial Officer

                           (I have authority to bind the Corporation)

                                   EXHIBIT "D"

                                   ASSIGNMENT


TO:             The Bank of Nova Scotia (the "Bank")

AND TO:                              (the "Transferee")

RE:             JPE Canada Inc.


For value, the undersigned, JPE, Inc. ("JPE US") hereby:

1.   Represents and warrants to you as follows:


     (a) that the authorized capital of JPE Canada Inc. ("JPE Canada") consists of an unlimited number of common shares of which 100 common shares (and no more) have been duly issued and are outstanding as fully paid and non-assessable (the "JPE Canada Shares");

     (b) that no person, firm or corporation has any agreement or option or any right or privilege capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any shares or other securities of JPE Canada (where in this paragraph the words "shares or other securities of JPE Canada" means for greater certainty shares or other securities in the capital of only JPE Canada and not in the capital of JPE US);

     (c) that JPE US is the beneficial owner of record of the JPE Canada Shares with good and marketable title thereto, free and clear of all encumbrances and, without limiting the generality of the foregoing, none of the JPE Canada Shares is subject to any voting trust, shareholder agreement or voting agreement and no person other than you has any written or oral agreement or option or right or privilege for the purchase or acquisition from JPE US of any of the JPE Canada Shares, and upon completion of the assignment and transfer contemplated herein, all of the JPE Canada Shares will be owned by the Transferee as the beneficial owner of record, with a good and marketable title thereto;

     (d) that prior to the assignment for the general benefit of the creditors made on February 8, 1999 by JPE Canada (the "Assignment"), the only indebtedness or obligations of JPE Canada outstanding to JPE US or to any companies in which JPE US has an ownership interest or to which JPE US is related are the following (collectively, the "Related Debt"):

             (i) the indebtedness and obligations of JPE Canada under the License Agreement dated December 20, 1999 made between JPE, Inc. as licensor in favour of JPE Canada Inc. as licensee relating to certain moulds and patents; and

             (ii) the indebtedness or obligations of JPE Canada to Plastic Trim, Inc.; and

     (e) that after the Assignment there is no indebtedness of, and there are no obligations of JPE Canada outstanding to JPE US or to any companies in which JPE US has an ownership interest or to which JPE US is related.

2. Assigns and transfers to the Transferee absolutely:

     (a) the JPE Canada Shares together with all of the share certificates evidencing the same duly endorsed in blank and corporate books and records relating to JPE Canada, which share certificate and corporate books and records are delivered herewith; and

     (b) the entire amount of the Related Debt together with all evidence of the same which is delivered herewith.

3. JPE US appoints any Vice-President from time to time of the Bank as its attorney, or, his failing, a person to be designated by the Bank from time to time, with full and irrevocable power and authority to perform all acts and do all things for and on behalf of JPE US as such attorney may deem necessary or desirable to assign and transfer the JPE Canada Shares and said corporate books and records and the Related Debt to the Transferee. The Bank agrees to provide reasonable detail to JPE US from time to time of any acts performed or things done by the attorney in his capacity as attorney as aforesaid.

4. Agrees to execute and deliver such other documents, papers, matters and assurances as the Transferee or the Bank may reasonably require or request in connection with this Assignment for the purposes of the more effectual carrying out of this Assignment, provided that all expenses in connection with such further documents, papers and assurances shall be borne by the party requesting the same.

Dated this 21st day October, 1999

                             JPE, INC.



                              By: /s/ J.E. Blake
                                  ------------------
                              Name:  J.E. Blake
                              Title: Vice President and Chief Financial Officer

                              (I have authority to bind the Corporation)